EXHIBIT 23.2


                           SELLERS & ASSOCIATES, P.C.
                         3785 HARRISON BLVD., SUITE 101
                               OGDEN, UTAH 84403
                   PHONE 801-621-8128       FAX 801-627-1639


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

June 13, 2001

FuelNation Inc.
1700 North Dixie Highway, Suite 125
Boca Raton, Florida

You have requested our consent to include by reference our audit report dated May 17, 2001 which is for the year ended December 31, 2000. these financial statements and our audit report are included in Form 10K-SB for the year ending December 31, 2000 which was filed on May 21, 2001 by an EDGAR filing to the Securities & Exchange Commission.

Our consent is to be included in Form S-8 which will be filed on or about June 13, 2001 and is titled:

        Consulting Agreement with EchoSat Communications Group
        Consulting Agreement with Veritas Venture Labs, LLC

We do hereby consent to the use of our audit report dated May 17, 2001 for the purpose as outlined above.


/s/ SELLERS & ASSOCIATES, P.C.
------------------------------
Sellers & Associates, P.C.



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